Exhibit 10.10

FORM OF

STOCK APPRECIATION RIGHT AWARD AGREEMENT

THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (the “Agreement”) is entered into as of [GRANT DATE] (the “Grant Date”), by and between Newport Corporation, a Nevada corporation (the “Company”), and [GRANTEE NAME] (the “Grantee”) pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

RECITALS

A. Grantee is an employee, director, consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. The Company desires to award Stock Appreciation Rights to Grantee to provide an incentive for Grantee to remain a Service Provider of the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Grant of Stock Appreciation Rights. The Company hereby grants to Grantee Stock Appreciation Rights with respect to [NUMBER OF SHARES] shares of the Company’s Common Stock at the Base Value per share set forth in Section 2 below (the “SARs”) on and subject to the terms and conditions set forth in this Agreement and in the Plan.

2. Base Value. The Base Value of each SAR is $[BASE VALUE], which is equal to the Fair Market Value of a share of the Company’s Common Stock on the Grant Date.

3. Vesting Schedule. Subject to the provisions of Sections 4 and 5 below, the SARs evidenced by this Agreement shall vest in equal [NUMBER OF INSTALLMENTS] installments on [VESTING DATES] (each a “Vesting Date”) pursuant to the terms and conditions set forth herein. If the vesting schedule results in a fractional share vesting on a particular vesting date, the number of shares vesting will be rounded down and the fractional share will be added to a future vesting date.

4. Continuous Service.

(a) Definition of Continuous Service. For purposes of this Agreement, the term “Continuous Service” means: (1) employment of the Grantee by either the Company or any Affiliated Company (as defined in the Plan), or by any successor entity following a Change in Control (as defined in the Plan), which is uninterrupted other than by vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), or leaves of absence which are approved in writing by the Company or any Affiliated Company, if applicable; (2) service as a member of the Board of Directors of the Company until Grantee resigns, is removed from office, or Grantee’s term of office expires and he or she is not reelected; or (3) so long as Grantee is engaged as a Service Provider (as defined in the Plan) to the Company or an Affiliated Company. Changes in Grantee’s status among the alternatives set forth in the foregoing clauses (1), (2) and/or (3) shall not be deemed to terminate Grantee’s Continuous Service. For purposes of this Agreement, the length of previous employment of Grantee by any entity, or relating to any business, that has been acquired by the Company or any Affiliated Company shall be included for purposes of calculating the number of years of Grantee’s Continuous Service.

(b) Termination of Continuous Service. In the event of any termination of Grantee’s Continuous Service, notwithstanding Section 3 above, vesting of the SARs shall cease immediately upon a termination of Grantee’s Continuous Service. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Continuous Service. Any SARs subject to this Agreement, to the extent not vested as of the date of termination of Grantee’s Continuous Service, shall be automatically cancelled as of such date (regardless of the reason for such termination, including, without limitation, a termination due to death or permanent disability), and the Grantee shall have no further rights with respect to such SARs; provided, however, that any SARs that have vested as of the date of termination of Grantee’s Continuous Service shall continue to be exercisable in accordance with Section 6(a) below.

        5. Change in Control. Notwithstanding Section 3 above, in the event there occurs a Change in Control (as defined in the Plan) of the Company, then, except as provided herein, the portion of the SARs that is outstanding and unvested immediately prior to such occurrence shall accelerate and become fully vested upon (or, as may be necessary to effect such acceleration, immediately prior to) the consummation of the Change in Control. If, however, this Agreement is assigned by the Company and assumed by the acquiring or successor entity (or parent thereof), or if new stock appreciation rights or stock options of comparable value are to be issued in exchange therefor, in connection with such Change in Control transaction (as such events are more particularly described in the Plan), then vesting of the SARs shall not accelerate and the time-based vesting schedule shall continue to apply.

6. Right to Exercise.

(a) Exercise Period. The right of the Grantee to exercise SARs that have vested in accordance with the terms of this Agreement shall terminate upon the first to occur of the following:

(i) the expiration of seven (7) years from the date of this Agreement;

(ii) the expiration of three (3) months from the date of termination of Grantee’s Continuous Service if such termination occurs for any reason other than Qualifying Retirement (as defined hereinbelow), permanent disability, death or cause; provided, however, that if Grantee dies during such three-month period the provisions of subsection 6(a)(v) below shall apply;

(iii) immediately on the date of termination of Grantee’s Continuous Service if such termination occurs for cause;

(iv) the expiration of one (1) year from the date of termination of Grantee’s Continuous Service if such termination is due to permanent disability of the Grantee (as defined in Section 22(e)(3) of the Code) where the Grantee does not have ten (10) years of Continuous Service at the time of such termination;

(v) the expiration of one (1) year from the date of termination of Grantee’s Continuous Service if such termination is due to Grantee’s death or if death occurs during the three-month period following termination of Grantee’s Continuous Service pursuant to subsection 6(a)(ii) above, in either case where the Grantee does not have ten (10) years of Continuous Service at the time of such termination;

(vi) the expiration of seven (7) years from the date of this Agreement if such termination is due to: (i) Grantee’s Qualifying Retirement, (ii) Grantee’s permanent disability (as defined in Section 22(e)(3) of the Code), where at the time of Grantee’s termination Grantee has ten (10) years of Continuous Service, or (iii) Grantee’s death, where at the time of Grantee’s termination Grantee has ten (10) years of Continuous Service; or

(vii) upon the consummation of a Change in Control, unless otherwise provided pursuant to Section 5 above.

(b) Qualifying Retirement. For purposes of this Agreement, a “Qualifying Retirement” shall occur if at the time of Grantee’s retirement (i) Grantee has had ten (10) years of Continuous Service and (ii) is age 59 1/2 or older.

7. Delivery of Common Stock Upon Exercise. Upon exercise of the SARs, Grantee will receive an amount, payable in shares of the Company’s Common Stock, determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SARs over the Base Value of such Stock Appreciation Right, by (b) the number of shares of Common Stock as to which such SARs are exercised. Upon such exercise, the Company shall issue to Grantee a number of whole shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise (any fractional share to be rounded down), subject to applicable tax withholding requirements as set forth in Section 8(b).

8. Tax Matters.

(a) Compliance with Tax Laws. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee.

(b) Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any Affiliated Company may reasonably be obligated to withhold with respect to the grant, vesting, exercise or other event with respect to the SARs. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the exercise of the SARs at the Fair Market Value (as defined in the Plan) of the Common Stock (determined as of the date of measurement of the amount of income subject to such withholding) to satisfy the amount of any such withholding obligations that arise with respect to the exercise of such SARs. The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the SARs other than upon the exercise of such SARs, or if the Company for any reason does not satisfy the withholding obligations with respect to the exercise of the SARs as provided above in this Section 8(b), the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

(c) Tax Treatment. The SARs evidenced by this Agreement, and the issuance of shares of Common Stock or payments to the Grantee in connection with the exercise of the SARs, are intended to be taxed under the provisions of Section 83 of the Code, and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.

9. Adjustment in Number and Kind. In the event that the outstanding shares of the Company’s Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then the Company shall make appropriate adjustments to the number of SARs subject to this Agreement and to the number and kind of securities that may be issued in respect of such SARs, in order to preserve, as nearly as practical, but not to increase, the benefits to the Grantee.

10. No Stockholder Rights. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the SARs or any shares of Common Stock issuable in respect of such SARs, unless and until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the shares of Common Stock upon the exercise of the SARs, except as provided in Section 9 hereof.

11. Restrictions on Transfer. Until shares of the Company’s Common Stock have been issued free of restrictions in connection with the exercise of the SARs, neither the SARs nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered by the Grantee, either voluntarily or involuntarily, except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights or except as authorized by the Administrator of the Plan in its sole discretion. The transfer restrictions set forth in this Section 11 shall not apply to transfers to the

Company. Notwithstanding the foregoing, upon the issuance of shares of the Company’s Common Stock in settlement of exercised SARs, the restrictions set forth in this Section 11 shall continue to apply to such issued shares until such time as the Grantee has satisfied all holding period requirements applicable to the Grantee based on his or her position with the Company under any Company policy.

12. Adverse Activity. The Company may cancel, rescind, suspend, withhold or otherwise limit or restrict all or any portion of the SARs at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Grantee engages in any “Adverse Activity.” For purposes of this Section 12, “Adverse Activity” shall include: (a) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (b) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Grantee either during or after employment or other engagement with the Company; (c) the failure or refusal to disclose promptly and to assign to the Company (in accordance with the Company’s policies and any agreement in effect between the Company and the Grantee pertaining to confidentiality and/or ownership of intellectual property) all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Company, utilizing any Company property, during Grantee’s working time, or relating in any manner to the actual or anticipated business, research or development work of the Company; (d) activity that results in termination of the Grantee’s employment for cause; (e) a material violation of any rules, policies, procedures or guidelines of the Company; or (f) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

13. Compliance with Laws. The award of SARs and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Grantee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the Nasdaq National Market or the principal stock exchange on which shares of the Company’s Common Stock are then listed for trading.

14. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the shares of the Company’s Common Stock to Grantee pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained. The Company shall not be required to: (a) transfer on its books any SARs or any shares issued in respect thereof which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such issued shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such issued shares shall have been so transferred.

15. Legends. In the event, and only in the event, that, at the time shares of Common Stock are to be issued in connection with the exercise of the SARs pursuant to this Agreement, the Company does not have an effective Form S-8 Registration Statement on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common Stock covered by this Agreement, the certificates, if any, representing the shares of Common Stock so paid will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.”

16. “Market Stand-Off” Agreement. Grantee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities (including any acquisition transaction where Company securities will be used as all or part of the purchase price), Grantee will not sell or otherwise transfer or dispose of any shares of Common Stock held by Grantee that were received upon the exercise of the SARs without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

        17. No Agreement to Employ. Nothing contained in this Agreement constitutes an employment commitment by the Company or any Affiliated Company, confers upon the Grantee any right to remain employed by the Company or any Affiliated Company, or interferes in any way with the right of the Company or any Affiliated Company at any time to terminate such employment. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written agreement with the Company or any Affiliated Company.

18. General.

(a) Section Headings; Number and Gender. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

(b) Governing Law; Attorneys’ Fees. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of California except for matters related to corporate law, in which case the provisions of the Nevada corporation law shall govern. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs.

(c) Severability. If any provision of this Agreement or the application thereof is held to be invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications, and to this end the provisions of this Agreement are declared to be severable.

(d) Entire Agreement. This Agreement, including Exhibit A hereto, embodies the entire agreement of the parties hereto respecting the matters within the scope of this Agreement and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof, except as otherwise set forth in Section 17 hereof. Any such prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. This Agreement is an integrated Agreement as to the subject matter hereof.

(e) Interpretation. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan, and shall in all respects be interpreted in accordance therewith. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Grantee.

(f) Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto. Notwithstanding the foregoing, amendments made pursuant to Section 8(c) or 9 hereof may be effectuated solely by the Company.

(g) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Grantee and his heirs, executors, administrators, successors and permitted assigns.

(h) Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(i) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: General Counsel, and if to the Grantee, at his or her most recent address as shown in the employment or stock records of the Company.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEWPORT CORPORATION	GRANTEE:

By:
Name:	[GRANTEE NAME]
Title:

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